UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2019, Kenneth M. Bahrt, M.D. was terminated as the Chief Medical Officer (“CMO”) of Outlook Therapeutics, Inc. (the “Company”) with immediate effect in connection with the elimination of his position. In connection therewith, Dr. Bahrt and the Company entered into a Separation Agreement and Release, dated April 23, 2019 (the “Separation Agreement”), to memorialize the terms of his severance arrangements with the Company. The Separation Agreement becomes effective, in accordance with its terms, on May 1, 2019, the eighth day after execution of the Separation Agreement. Pursuant to the Separation Agreement, and consistent with the terms of his employment agreement, dated February 22, 2016, Dr. Bahrt will receive, as severance, his current base salary ($400,000) for 12 months, 12 months of COBRA reimbursement, and accelerated vesting of 50% of his unvested equity awards. Dr. Bahrt has agreed to non-solicit and non-compete covenants, as well as executed a general release of claims in connection therewith.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

  (d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement between the Registrant and Kenneth M. Bahrt, M.D., dated April 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: April 26, 2019	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer